Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS SECOND QUARTER RESULTS
AND UPDATES 2008 EARNINGS PROJECTION

______________________

COVINGTON, LA. (July 24, 2008) – Pool Corporation (NASDAQ/GSM:POOL) today reported results for the second quarter of 2008.

“Our second quarter results reflect continued strong performance in every facet of our business execution,” said Manuel Perez de la Mesa, President and CEO.  “While sales remain pressured by the unprecedented adverse market conditions impacting our industry, we have improved margin management, controlled expenses and realized market share gains while strengthening our business foundation for the future.”

Net sales for the quarter ended June 30, 2008 decreased $33.5 million, or 5%, to $693.0 million, compared to $726.5 million in the second quarter of 2007.  Base business sales declined 7% due to reduced new pool and irrigation construction activity.  This reduction was partially offset by sales from acquired businesses and an increase in maintenance, repair and replacement product sales.  During the quarter, complementary product sales, which are heavily weighted towards new pool construction, were down approximately 12% compared to a 9% increase in the same period in 2007.

Gross profit for the second quarter of 2008 decreased $5.1 million, or 2%, to $202.8 million from $207.9 million in the comparable 2007 period.  Gross profit as a percentage of net sales (gross margin) improved to 29.3% in the second quarter of 2008 from 28.6% for the second quarter of 2007.  The increase in gross margin is attributable to improved pricing management, a favorable shift in sales mix to products in the higher margin maintenance market and an increase in sales of private label products.  This increase in gross margin was partially offset by lower estimated vendor incentives earned compared to the second quarter of 2007 due to lower purchase volumes.

Operating expenses increased $3.3 million, or 3%, to $112.8 million in the second quarter of 2008 from $109.5 million in the second quarter of 2007.  This increase was primarily due to operating expenses related to the NPT acquisition.  Base business operating expenses decreased 1% quarter over quarter.

Operating income decreased $8.4 million, or 9%, to $90.0 million from $98.4 million.  Operating income as a percentage of net sales (operating margin) was 13.0% for the current quarter, down from 13.5% for the second quarter of 2007.  Interest expense decreased 14% during the quarter due to a lower weighted average effective interest rate, which was partially offset by higher average debt levels compared to the second quarter of 2007.  Earnings per share for the second quarter of 2008 was $1.09 per diluted share on net income of $52.9 million, compared to $1.12 per diluted share on net income of $57.8 million for the second quarter of 2007.

Net sales for the six months ended June 30, 2008 decreased $69.0 million, or 6%, to $1,031.2 million, compared to $1,100.2 million in the comparable 2007 period.  Base business sales declined 8% for the first six months of 2008.  Complementary product sales for the first half of 2008 were down approximately 13% due to the continued decline in new pool and irrigation construction activity.  Gross margin increased 60 basis points to 28.9% in the first half of 2008 from 28.3% for the same period last year.

Operating income for the first six months of 2008 decreased 14% to $92.2 million compared to $107.1 million in the same period last year.  Operating margin was 8.9% for the first half of 2008 compared to 9.7% for the first half of 2007.  Earnings per share for the first six months of 2008 decreased 11% to $1.02 per diluted share on net income of $49.7 million, compared to $1.14 per diluted share on net income of $59.1 million in the comparable 2007 period.

“Based on results to date and the current external environment, we are narrowing our full year 2008 earnings guidance to a projected range of $1.26 to $1.36 per diluted share compared to our initial projected range of $1.20 to $1.50 per diluted share,” said Perez de la Mesa.  “In the second half of 2008, we have more modest comparisons and anticipate continued improvement in every facet of our business execution.”

On the balance sheet, total net receivables decreased 8% compared to June 30, 2007 due to lower sales.  Inventory levels decreased 1% to $385.3 million at June 30, 2008.  Excluding acquired inventories of approximately $15.7 million, inventories decreased 5% year over year.

The use of cash in operations decreased $18.9 million to $35.2 million in the first six months of 2008.  The decrease in cash used in operations is primarily the result of favorable impacts from changes in working capital balances, which offset the reduction in net income.  Adjusted EBITDA (as defined in the addendum to this release) was $96.7 million in the second quarter of 2008 compared to $106.0 million in the second quarter of 2007 and $102.1 million for the six months ended June 30, 2008 compared to $117.6 million for the six months ended June 30, 2007.

Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products.  Currently, POOL operates 290 sales centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 70,000 wholesale customers.  For more information about POOL, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings.  The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.  Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants, changes in the economy and the housing market and other risks detailed in POOL’s 2007 Form 10-K and Form 10-Q for the quarter ended March 31, 2008 filed with the Securities and Exchange Commission.

CONTACT:

Craig K. Hubbard
Investor Relations
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net sales	$692,972	$726,472	$1,031,187	$1,100,178
Cost of sales	490,220	518,550	733,081	788,771
Gross profit	202,752	207,922	298,106	311,407
Percent	29.3%	28.6%	28.9%	28.3%
Selling and administrative expenses	112,762	109,489	205,919	204,342
Operating income	89,990	98,433	92,187	107,065
Percent	13.0%	13.5%	8.9%	9.7%

Interest expense, net	5,087	5,897	10,111	10,416
Income before income taxes and equity earnings (losses)	84,903	92,536	82,076	96,649
Provision for income taxes	32,811	35,728	31,722	37,316
Equity earnings (losses) in unconsolidated investments, net	783	986	(663)	(185)
Net income	$52,875	$57,794	$49,691	$59,148

Earnings per share:
Basic	$1.11	$1.17	$1.04	$1.19
Diluted	$1.09	$1.12	$1.02	$1.14
Weighted average shares outstanding:
Basic	47,718	49,326	47,628	49,753
Diluted	48,716	51,504	48,499	51,974

Cash dividends declared per common share	$0.13	$0.12	$0.25	$0.225

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,	Change
	2008	2007	$	%

Assets
Current assets:
Cash and cash equivalents	$26,453	$47,171	$(20,718)	(44)%
Receivables, net	75,563	90,892	(15,329)	(17)
Receivables pledged under receivables facility	203,091	210,373	(7,282)	(3)
Product inventories, net	385,258	388,364	(3,106)	(1)
Prepaid expenses and other current assets	11,376	10,705	671	6
Deferred income taxes	9,139	7,676	1,463	19
Total current assets	710,880	755,181	(44,301)	(6)

Property and equipment, net	33,892	36,628	(2,736)	(7)
Goodwill	167,352	155,231	12,121	8
Other intangible assets, net	14,480	16,561	(2,081)	(13)
Equity interest investments	32,839	32,156	683	2
Other assets, net	25,612	19,065	6,547	34
Total assets	$985,055	$1,014,822	$(29,767)	(3)%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$193,663	$229,691	$(36,028)	(16)%
Accrued and other current liabilities	70,755	62,071	8,684	14
Short-term financing	121,492	150,000	(28,508)	(19)
Current portion of long-term debt and other long-term liabilities	4,633	4,350	283	7
Total current liabilities	390,543	446,112	(55,569)	(12)

Deferred income taxes	17,527	15,212	2,315	15
Long-term debt	316,000	272,599	43,401	16
Other long-term liabilities	6,455	6,519	(64)	(1)
Total liabilities	730,525	740,442	(9,917)	(1)
Total stockholders’ equity	254,530	274,380	(19,850)	(7)
Total liabilities and stockholders’ equity	$985,055	$1,014,822	$(29,767)	(3)%
__________________

1.
Total receivables at June 30, 2008 include approximately $6.7 million of acquired receivables, primarily from our acquisition of National Pool Tile (NPT).  The allowance for doubtful accounts was $9.7 million at June 30, 2008 and $6.4 million at June 30, 2007, with $1.1 million of the June 30, 2008 balance related to the acauisition of NPT.

2.
Total product inventories at June 30, 2008 include approximately $15.7 million of acquired inventories, primarily from our acquisition of NPT.  The inventory reserve was $7.9 million June 30, 2008 and $5.0 million at June 30, 2007, with $1.2 million of the June 30, 2008 balance related to the acquisition of NPT.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2008	2007	Change
Operating activities
Net income	$49,691	$59,148	$(9,457)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	4,804	4,516	288
Amortization	2,149	2,493	(344)
Share-based compensation	4,269	3,945	324
Excess tax benefits from share-based compensation	(1,652)	(6,399)	4,747
Equity losses in unconsolidated investments	1,158	353	805
Other	(1,501)	637	(2,138)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(132,735)	(147,733)	14,998
Product inventories	8,995	(56,282)	65,277
Accounts payable	(2,606)	52,102	(54,708)
Other current assets and liabilities	32,266	33,145	(879)
Net cash used in operating activities	(35,162)	(54,075)	18,913

Investing activities
Acquisition of businesses, net of cash acquired	(32,840)	(2,087)	(30,753)
Divestiture of business	724	—	724
Purchase of property and equipment, net of sale proceeds	(3,611)	(7,606)	3,995
Proceeds from sale of investment	—	75	(75)
Net cash used in investing activities	(35,727)	(9,618)	(26,109)

Financing activities
Proceeds from revolving line of credit	190,100	215,271	(25,171)
Payments on revolving line of credit	(150,625)	(229,329)	78,704
Proceeds from asset-backed financing	73,335	87,479	(14,144)
Payments on asset-backed financing	(20,170)	(11,765)	(8,405)
Proceeds from long-term debt	—	100,000	(100,000)
Payments on long-term debt and other long-term liabilities	(1,591)	(1,547)	(44)
Payments of capital lease obligations	(251)	(257)	6
Payments of deferred financing costs	(22)	(397)	375
Excess tax benefits from share-based compensation	1,652	6,399	(4,747)
Issuance of common stock under stock option plans	2,289	5,414	(3,125)
Payments of cash dividends	(11,951)	(11,185)	(766)
Purchases of treasury stock	(1,263)	(67,998)	66,735
Net cash provided by financing activities	81,503	92,085	(10,582)
Effect of exchange rate changes on cash	14	2,045	(2,031)
Change in cash and cash equivalents	10,628	30,437	(19,809)
Cash and cash equivalents at beginning of period	15,825	16,734	(909)
Cash and cash equivalents at end of period	$26,453	$47,171	$(20,718)

Addendum

The following table breaks out our consolidated results into the base business component and the excluded components (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(In thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2008	2007	2008	2007	2008	2007
Net sales	$656,806	$702,785	$36,166	$23,687	$692,972	$726,472

Gross profit	191,219	201,768	11,533	6,154	202,752	207,922
Gross margin	29.1%	28.7%	31.9%	26.0%	29.3%	28.6%

Selling and administrative expenses	103,628	104,725	9,134	4,764	112,762	109,489
Expenses as a % of net sales	15.8%	14.9%	25.3%	20.1%	16.3%	15.1%

Operating income	87,591	97,043	2,399	1,390	89,990	98,433
Operating margin	13.3%	13.8%	6.6%	5.9%	13.0%	13.5%

(Unaudited)	Base Business		Excluded		Total
(In thousands)	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,
	2008	2007	2008	2007	2008	2007
Net sales	$989,307	$1,074,606	$41,880	$25,572	$1,031,187	$1,100,178

Gross profit	284,771	304,787	13,335	6,620	298,106	311,407
Gross margin	28.8%	28.4%	31.8%	25.9%	28.9%	28.3%

Selling and administrative expenses	194,229	198,104	11,690	6,238	205,919	204,342
Expenses as a % of net sales	19.6%	18.4%	27.9%	24.4%	20.0%	18.6%

Operating income	90,542	106,683	1,645	382	92,187	107,065
Operating margin	9.2%	9.9%	3.9%	1.5%	8.9%	9.7%

We exclude the following sales centers from base business results for a period of 15 months (parenthetical numbers for each category indicate the number of sales centers excluded as of June 30, 2008):

•	acquired sales centers (10, net of consolidations – see table below);
•	existing sales centers consolidated with acquired sales centers (6);
•	closed sales centers (3);
•	consolidated sales centers in cases where we do not expect to maintain the majority of the existing business (1); and
•	sales centers opened in new markets (0).

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales.  After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

In addition to the 20 sales centers excluded from base business as of June 30, 2008, there were 2 new market sales centers excluded until they became base business sales centers in June 2008.  We also divested our pool liner fabrication operation in France as of April 2008, and therefore we have excluded the results from base business for the three month period ended June 30, 2007.

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Period Excluded
National Pool Tile (NPT) (1)	March 2008	9	March – June 2008
Canswim Pools	March 2008	1	March – June 2008
Tor-Lyn, Limited	February 2007	1	February – April 2007 and January – April 2008

The table below summarizes the changes in our sales centers in the first half of 2008:

December 31, 2007	281
Acquired, net of consolidations (1)	12
Consolidated	(1)
Closed	(1)
March 31, 2008	291
New locations	1
Consolidation of acquired locations (1)	(2)
June 30, 2008	290

       (1)  We acquired 15 NPT sales centers and have consolidated 6 of these with existing sales centers, including 4 in March 2008 and 2 in the second quarter of 2008.

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization and share-based compensation.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP).  We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income, net income or loss, cash flows provided by or used in operating, investing, and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2008	2007	2008	2007
Net income	$52,875	$57,794	$49,691	$59,148
Add:
Interest expense, net	5,087	5,897	10,111	10,416
Provision for income taxes	32,811	35,728	31,722	37,316
Income tax expense (benefit) on equity (earnings) losses	507	648	(495)	(168)
Share-based compensation	1,999	2,402	4,269	3,945
Depreciation	2,417	2,332	4,804	4,516
Amortization (1)	996	1,213	1,949	2,383
Adjusted EBITDA	$96,692	$106,014	$102,051	$117,556

(1)  Excludes amortization included in interest expense, net

The table below presents a reconciliation of Adjusted EBITDA to cash used in operating activities.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2008	2007	2008	2007
Adjusted EBITDA	$96,692	$106,014	$102,051	$117,556
Add:
Interest expense, net(1)	(4,998)	(5,837)	(9,911)	(10,306)
Provision for income taxes	(32,811)	(35,728)	(31,722)	(37,316)
Income tax (expense) benefit on equity (earnings) losses	(507)	(648)	495	168
Excess tax benefits on share-based compensation	(112)	(3,565)	(1,652)	(6,399)
Equity (earnings) losses in unconsolidated investments, net	(1,288)	(1,634)	1,158	353
Other	1,111	2,557	(1,501)	637
Change in operating assets and liabilities	(77,809)	(101,927)	(94,080)	(118,768)
Net cash used in operating activities	$(19,722)	$(40,768)	$(35,162)	$(54,075)

(1)  Excludes amortization of deferred financing costs of $89 and $60 for the three months ended June 30, 2008 and June 30, 2007, respectively, and $200 and $110 for the six months ended June 30, 2008 and June 30, 2007, respectively.  This non-cash expense is included in interest expense, net on the Consolidated Statements of Income.